EX-4.1
                           ARTICLES  OF  INCORPORATION
                                      OF
                      RAMEX  SYNFUELS  INTERNATIONAL,  INC.

FIRST.  The  name  of  the  Corporation  is  Ramex  Synfuels International, Inc.

SECOND. Its principal office in the State of Nevada is located et One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Washoe County, Nevada 89501.

THIRD. The nature of the business or objects or purposes proposed to be transacted, promoted, or carried on are to engage in any lawful activity.

FOURTH. The corporation ifs authorized to issue! 125,000,000 capital shares, all of which shall be common stock, having a par value of $.001 per share. Each share shall have equal rights as to voting and in the event of dissolution or liquidation.

     No shareholder of the corporation shall have any preemptive or preferential rights of subscription to shares of any class of the corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board at Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares of the corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the corporation, and no holder of preferred shares of the corporation shall have any preemptive or preferential right to receive any of such shares or obligations declared by way of dividend. Should the Board of Directors as to any portion of the shares of the corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right to the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the corporation or any of them.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all of the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     The names and post-office addresses of the first board of directors which shall be four (4) in number, are as follows:

Name                             Post-Office  Address
----                             ----------------------------
Donald  L.  Walker               302  Pointer  Trail  West
                                 Van  Buren,  Arkansas  72956
Gail  Sue  Walker                302  Pointer  Trail  Guest
                                 Van  Buren,  Arkansas  72956
John  Mayer                      2736  Sierra  Avenue
                                 Norco,  California  91760
Robert  Ferguson                 731  Lincoln  Avenue
                                 Erie,  Pennsylvania  16505
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SIXTH.  The  capital  stock,  after  the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post-office address of the incorporator signing the articles of incorporation is as follows:

Name                              Post-office  Address
----                              -------------------------------

Donald  L.  Walker                302  Pointer  Trail  West
                                  Van  Buren,  Arkansas  72956

EIGHTH.  The  corporation  is  to  have  perpetual  existence.

NINTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or coumittees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors. To enact by-laws, subject to any by-law enacted by the shareholders, providing for the appointment of an executive committee of the Board of Directors. The Board of Directors may define the duties of the executive committee, but if not otherwise defined by the Board of Directors, it shall have and exercise such of the powers of the Board of Directors, during the period of time between meetings of the Board of Directors, as may be lawfully delegated.

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the shares of the corporation represented in person or by proxy at such meeting (provided that a lawful quorum of shareholders is represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders, as though it had been approved or ratified by every shareholder of the corporation whether or not the contract or act would otherwise be open to legal attach because of the directors' interest, or for any other reason.

TENTH. The corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares or any other securities of the corporation, warrants, rights or options entitling the holders thereof to purchase from the corporation any shares of any class or classes or any other securities of the corporation, such warrants, rights, or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights or options may be issued and any such shares or other securities may be purchased from the corporation upon the exercise of any such warrant, right or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options.

The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, and to such persons, firms or corporations, as the Board of Directors may determine.

ELEVENTH. The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or otherwise.

TWELFTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand this 22nd day of November, 1988.

DONALD  L.  WALKER- STATE  OF  ARKANSAS

COUNTY  OF  CRAWFORD

     On  this  22nd  day  of    November,  1988,  before  me,  a  Notary Public,
personally appeared DONALD L. WALKER, who acknowledged that he executed the above instrument.


NOTARY  PUBLIC  IN  AND  FOR  THE  STATE  OF    ARKANSAS
PRINTED  NAME  OF  NOTARY:                  Sally  Jo  Rogers
MY  COMMISSION  EXPIRES:   11-9-92

     ARTICLES  OF  MERGER  AND  DOMESTIC  AND  FOREIGN  CORPORATIONS
     ---------------------------------------------------------------

     Pursuant  to  the  provisions  of  Section  78.475  of  the  Nevada General
Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations.

6. The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

Name  of  Corporation                               State
-------------------------------------               -----

Ramex  Synfuels  International,  Inc.               Utah
Ramex  Synfuels  International,  Inc.               Nevada

     1     The  laws  of  the  state  under  which  such  foreign corporation is organized  permit  such  merger.

     2     The  name  of  the  surviving  corporation  is  Ramex  Synfuels
International, Inc., and it is to be governed by the laws of the State of Nevada.

     3 The Plan of Merger, which was approved by the board of directors of the undersigned domestic corporation in the manner prescribed by the Nevada General Corporation Act and approved by the undersigned foreign corporation in the manner prescribed by the laws of the state under which it is organized, is set forth in Exhibit "A" which is attached hereto and hereby incorporated by reference.

     4 The number of shares of Ramex Synfuels International, Inc. (Utah) which were outstanding at the time of the approval of the Plan of Merger by its Shareholders and their adoption of a resolution authorizing the Merger is Seventy-five Million (75,000,000), all of which were of one class.

     The number of the aforesaid outstanding shares which were voted for the Plan of Merger and resolution authorizing the Merger is Forty-five Million Nine Hundred Fifty-six Thousand Six Hundred Thirty-five (45,956,635), and the number of said shares which were voted against the same is Seven Hundred Twenty Three Thousand Nine Hundred Seventy-three (723, 973).

     5 The number of shares of Ramex Synfuels International, Inc. (Nevada) which were outstanding and entitled to vote at the time of the approval of the Plan of Merger by its Shareholders is zero (-0-), all of which are of one class.

     The number of the aforesaid outstanding shares which were voted for the Plan is zero (-0-), and the number of said shares which were voted against the same is zero (-0-).

     6     Ramex Synfuels International, Inc., the surviving corporation hereby:
(a) agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the undersigned Utah corporation in any proceeding for the enforcement of the rights of a dissenting shareholder of such Utah corporation against the surviving corporations (b) irrevocably appoints the Secretary of State of Utah as its agent to accept service of process in any such proceedings, and (c) agrees that it will promptly pay to the dissenting shareholders of such Utah corporation the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

Dated:   November  22,  1988

RAMEX,  SYNFUELS  INTERNATIONAL,  INC.,  a  Utah  Corporation

     By:  /s/  Donald  L.  Walker
        -------------------------
     Donald  L.  Walker, President

     By:  /s/  Gail  Sue  Walker
        ------------------------
     Gail  Sue  Walker, Corporate  Secretary

RAMEX  SYNFUELS  INTERNATIONAL,  INC.,  a  Nevada  Corporation,

     By:  /s/  Donald  L.  Walker
        -------------------------
     Donald  L.  Walker, President

     By:  /s/  Gail  Sue  Walker
        ------------------------
     Gail  Sue  Walker, Corporate  Secretary


STATE  OF    ARKANSAS
COUNTY  OF     CRAWFORD

     The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Donald L. Walker, who, being by me first duly sworn, declared that he is the President of Ramex Synfuels International, Inc., a Utah Corporation, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/  Sally  Jo  Rogers
------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE
STATE  OF    ARKANSAS

Printed  Name  of  Notary:   SALLY  JO  ROGERS
My  Commission  Expires:   11-9-92



STATE  OF    ARKANSAS
COUNTY  OF     CRAWFORD

     The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Gail Sue Walker, who, being by me first duly sworn, declared that she is the President of Ramex Synfuels International, Inc., a Utah Corporation, that she signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/  Sally  Jo  Rogers
------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE
STATE  OF    ARKANSAS

Printed  Name  of  Notary:   SALLY  JO  ROGERS
My  Commission  Expires:   11-9-92

STATE  OF    ARKANSAS
COUNTY  OF     CRAWFORD

     The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Donald L. Walker, who, being by me first duly sworn, declared that he is the President of Ramex Synfuels International, Inc., a Utah Corporation, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.


/s/  Sally  Jo  Rogers
------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE
STATE  OF    ARKANSAS

Printed  Name  of  Notary:   SALLY  JO  ROGERS
My  Commission  Expires:   11-9-92



STATE  OF    ARKANSAS
COUNTY  OF     CRAWFORD


     The undersigned notary public does hereby certify that on this the 22nd day of November, 1988, personally appeared before me Gail Sue Walker, who, being by
    --------
me first duly sworn, declared that she is the President of Ramex Synfuels International, Inc., a Utah Corporation, that she signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/  Sally  Jo  Rogers
------------------------
NOTARY  PUBLIC  IN  AND  FOR  THE
STATE  OF    ARKANSAS

Printed  Name  of  Notary:   SALLY  JO  ROGERS
My  Commission  Expires:   11-9-92





















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